EXHIBIT 3.1

ARTICLES OF AMENDMENT
OF
UNITED COMMUNITY BANKS, INC.

1.

The name of the corporation is United Community Banks, Inc.

2.

The Restated Articles of Incorporation, as amended, of the corporation are amended by adding the powers, rights, and preferences, and the qualifications, limitations, and restrictions thereof, of the Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series F as set forth in Exhibit A attached hereto and Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Non-Voting Stock, Series G as set forth in Exhibit B attached hereto.

3.

The amendment was adopted by the board of directors of the corporation at a meeting duly convened and held on March 14, 2011.  Pursuant to O.C.G.A. § 14-2-602 and Article V of the Restated Articles of Incorporation, as amended, of the corporation, shareholder consent was not required.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Restated Articles of Incorporation, as amended, of United Community Banks, Inc. this 29th day of March, 2011.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Rex S. Schuette
Name: Rex S. Schuette
Title: Executive Vice President and Chief Financial Officer

EXHIBIT A

DESIGNATIONS, POWERS, PREFERENCES,

LIMITATIONS, RESTRICTIONS, AND RELATIVE RIGHTS

OF

 MANDATORILY CONVERTIBLE CUMULATIVE NON-VOTING PERPETUAL PREFERRED STOCK, SERIES F

 OF

 UNITED COMMUNITY BANKS, INC.

First:  The name of the Corporation is United Community Banks, Inc., a corporation organized and existing under the laws of the State of Georgia (the “Corporation”).

Second:  The Restated Articles of Incorporation of the Corporation, as amended, authorize the issuance of 10,000,000 shares of preferred stock, par value $1.00 per share, of the Corporation (“Preferred Stock”) in one or more series, and authorizes the Board of Directors of the Corporation (the “Board of Directors”) to fix by resolution or resolutions the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of the shares of such series.

Third:  That the following resolution was duly adopted by the Board of Directors as required by O.C.G.A. § 14-2-602 and Article V of the Restated Articles of Incorporation at a meeting duly convened and held on March 14, 2011, at which a quorum was present and acting throughout.

Resolved, that pursuant to the provisions of the Restated Articles of Incorporation of the Corporation, as amended, and applicable law, a series of Preferred Stock, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

RIGHTS AND PREFERENCES

Section 1.  Designation.  There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series F” (the “Series F Preferred Stock”).  The number of shares constituting such series shall be 195,872. The par value of the Series F Preferred Stock shall be $1.00 per share, and the liquidation preference shall be $1,000 per share.

Section 2.  Ranking.  The Series F Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) on a parity with the Corporation’s Series A Non-Cumulative Preferred Stock, the Fixed Rate Cumulative Perpetual Preferred Stock, Series B, the Series C Fixed Rate Cumulative Perpetual Preferred Stock, the Cumulative Perpetual Preferred Stock, Series D, the Junior Participating Preferred Stock, Series E, the Series G Mandatorily Convertible Perpetual Preferred Stock (the “Series G Preferred Stock”) and with each other class or series of equity securities of the Corporation the terms of which do not expressly provide that such class or series will rank senior or junior to the Series F Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Parity Securities”), and (ii) senior to the Corporation’s common stock, par value $1.00 per share (the “Common Stock”), the Corporation’s non-voting common stock, par value $1.00 per share (the “Non-Voting Common Stock” and, together with the Common Stock, the “Company Common Stock”), and each other class or series of capital stock of the Corporation outstanding or established after the Effective Date by the Corporation the terms of which do not expressly provide that it ranks on a parity with or senior to the Series F Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Junior Securities”).  The Corporation has the power to authorize and/or issue additional shares or classes or series of Junior Securities without the consent of the Holders.

Section 3.  Definitions.  The following initially capitalized terms shall have the following meanings, whether used in the singular or the plural:

(a)           “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(b)           “Applicable Conversion Price” means the Conversion Price in effect at any given time.

(c)           “Articles of Incorporation” means the Restated Articles of Incorporation of the Corporation, as amended.

(d)           “As-Converted Dividend” means, with respect to any Dividend Period, the product of (i) the pro forma per share semi-annual Common Stock dividend derived by (A) annualizing the last dividend declared during such Dividend Period on the Common Stock and (B) dividing such annualized dividend by two and (ii) the number of shares of Common Stock into which a share of Series F Preferred Stock would then be convertible (assuming receipt of the Stockholder Approval); provided, however, that for any Dividend Period with respect to which no dividend on the Common Stock has been declared, the As-Converted Dividend shall be $0.00.

(e)           “BHC Act” means the Bank Holding Company Act of 1956, as amended.

(f)           “BHC Affiliated Person” means, with respect to any Person, its Affiliates which for purposes of this definition include all “affiliates” as defined in the BHC Act or Regulation Y of the Board of Governors of the Federal Reserve.

(g)           “Business Day” means any day that is not Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

(h)           “Certificate of Designations” means the Articles of Amendment to the Articles of Incorporation, dated March 29, 2011.

(i)            “CIBC Act” means the Change in Bank Control Act of 1978, as amended.

(j)            “Closing Price” of the Common Stock (or other relevant capital stock or equity interest) on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock (or other relevant capital stock or equity interest) on The NASDAQ Global Select Market on such date.  If the Common Stock (or other relevant capital stock or equity interest) is not traded on The NASDAQ Global Select Market on any date of determination, the Closing Price of the Common Stock (or other relevant capital stock or equity interest) on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or if the Common Stock (or other relevant capital stock or equity interest) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock (or other relevant capital stock or equity interest) in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization, or, if that bid price is not available, the market price of the Common Stock (or other relevant capital stock or equity interest) on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

For purposes of this Certificate of Designation, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock (or other relevant capital stock or equity interest) on The NASDAQ Global Select Market shall be such closing sale price and last reported sale price as reflected on the website of The NASDAQ Global Select Market (http://www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of The NASDAQ Global Select Market and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of The NASDAQ Global Select Market shall govern.

(k)           “Common Stock” has the meaning set forth in Section 2.

(l)            “Company Common Stock” has the meaning set forth in Section 2.

(m)          “Conversion Price” means $1.90, subject to adjustment as set forth herein.

(n)           “Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(o)           “Distributed Property” has the meaning set forth in Section 10(a)(iv).

(p)           “Dividend” has the meaning set forth in Section 4(b).

(q)           “Dividend Payment Date” has the meaning set forth in Section 4(b).

(r)           “Dividend Period” has the meaning set forth in Section 4(c).

(s)           “Dividend Rate” means, with respect to any Dividend Period, the sum of (a) the greater of (i) LIBOR and (ii) 2.0% plus (b) 15.0%; provided however if such amount is greater than 18.0%, the Dividend Rate shall be 18.0%.

(t)           “Effective Date” means the date on which shares of the Series F Preferred Stock are first issued.

(u)           “Exchange Property” has the meaning set forth in Section 11(a).

(v)           “Ex-Date”, when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(w)          “Holder” means the Person in whose name the shares of the Series F Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of the shares of Series F Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

(x)           “Junior Securities” has the meaning set forth in Section 2.

(y)           “LIBOR” means, with respect to any Dividend Period, the rate for deposits in U.S. dollars for a three-month period that appears on Bloomberg Screen US0003M Index <GO> page (or other applicable page) as of 11:00 a.m. (London time) on the second London Banking Day preceding the first day of that Dividend Period.  If the rate described above does not appear on such Bloomberg Screen page, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Corporation, at approximately 11:00 a.m., London time on the second London Banking Day preceding the first day of that Dividend Period.  The Corporation will request the principal London office of each of such banks to provide a quotation of its rate.  If at least two such quotations are provided, LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations.  If fewer than two quotations are provided, LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York, New York, selected by the Corporation, at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a three-month period and in a principal amount of not less than $1,000,000.  However, if the banks selected by the Corporation to provide quotations are not quoting as described above, LIBOR for that Dividend Period will be the same as LIBOR as determined for the previous Dividend Period, or in the case of the first Dividend Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had the Series F Preferred Stock been outstanding.  The establishment of LIBOR will be final and binding in the absence of manifest error.

(z)           “Liquidation Preference” means, as to the Series F Preferred Stock, $1,000 per share (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series F Preferred Stock).

(aa)         “London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

(bb)        “Mandatory Conversion Date” means, with respect to the shares of Series F Preferred Stock of any Holder, the second Business Day after which the Corporation has received the Stockholder Approvals (or if a Reorganization Event has theretofore been consummated, the date of consummation of such Reorganization Event) necessary to permit such Holder to convert such shares of Series F Preferred Stock into authorized Common Stock without such conversion resulting in a Violation, provided, however, that if a Mandatory Conversion Date would otherwise occur on or after an Ex-Date for an issuance or distribution that results in an adjustment of the Conversion Price pursuant to Section 10 and on or before the Record Date for such issuance or distribution, such Mandatory Conversion Date shall instead occur on the first calendar day after the Record Date for such issuance or distribution, and provided, further, that if a Mandatory Conversion Date would otherwise occur but such Holder has not received all accrued and unpaid dividends, whether or not declared with respect to any Dividend Period completed prior to such Mandatory Conversion Date, such Mandatory Conversion Date shall instead occur on the first calendar day after such Holder has received all such accrued and unpaid dividends.

(cc)         “Non-Voting Common Stock” has the meaning set forth in Section 2.

(dd)        “Notice of Mandatory Conversion” has the meaning set forth in Section 9(a).

(ee)         “Parity Securities” has the meaning set forth in Section 2.

(ff)          “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(gg)        “Record Date” has the meaning set forth in Section 4(d).

(hh)        “Reorganization Event” has the meaning set forth in Section 11(a).

(ii)           “Series F Preferred Stock” has the meaning set forth in Section 1.

(jj)           “Series G Preferred Stock” has the meaning set forth in Section 2.

(kk)         “Stockholder Approvals” means all stockholder approvals necessary to (i) approve the conversion of the Series F Preferred Stock into Common Stock for purposes of Rule 5635 of the Nasdaq Stock Market Rules and (ii) amend the Articles of Incorporation to (A) authorize a number of shares of Non-Voting Common Stock sufficient to permit the full conversion of the Series G Preferred Stock into Non-Voting Common Stock and the issuance of certain additional shares of Non-Voting Common Stock and (B) increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the full conversion of the Series F Preferred Stock and the Non-Voting Common Stock.

(ll)           “Trading Day” means a day on which the shares of Common Stock:

(i)           are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii)           have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

(mm)       “Violation” means a violation of the stockholder approval requirements of Rule 5635 of the Nasdaq Stock Market Rules.

(nn)        “Voting Securities” has the meaning set forth in the BHC Act and any rules or regulations promulgated thereunder.

Section 4.  Dividends.  (a)  From and after the Effective Date, the Holders shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available therefor, cumulative dividends of the type and in the amounts determined as set forth in this Section 4, and no more.

(b)           Commencing on the Effective Date, dividends shall accrue and shall be payable semi-annually in arrears on March 30th and September 30th of each year (each, a “Dividend Payment Date”) or, if any such day is not a Business Day, the next Business Day.  Dividends payable pursuant to this Section 4, if, when and as declared by the Board of Directors or a duly authorized committee of the Board of Directors, will be, for each outstanding share of Series F Preferred Stock, payable in cash at an annual rate equal to the Dividend Rate multiplied by the sum of (i) the Liquidation Preference plus (ii) all accrued and unpaid dividends for any prior Dividend Period that are payable on such share of Series F Preferred Stock, payable in cash (such dividend, the “Dividend”); provided that, in the event that the As-Converted Dividend for such Dividend Period is greater than the Dividend, each outstanding share of Series F Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, the As-Converted Dividend rather than the Dividend.

(c)           Dividends payable pursuant to Section 4 will be computed on the basis of a 360-day year of twelve 30-day months and, for any Dividend Period greater or less than a full Dividend Period, will be computed on the basis of the actual number of days elapsed in the period divided by 360.  The period from the Effective Date to but excluding September 30, 2011 and each period from and including a Dividend Payment Date to but excluding the following Dividend Payment Date is herein referred to as a “Dividend Period”.

(d)           Each dividend will be payable to Holders of record as they appear in the records of the Corporation on the applicable record date (each, a “Record Date”), which with respect to dividends payable pursuant to this Section 4, shall be on the fifteenth day of the month immediately prior to the month in which the relevant Dividend Payment Date occurs.

(e)           Dividends on the Series F Preferred Stock are cumulative.  Such dividends shall begin to accrue and be cumulative from the Effective Date (in the case of the shares of Series F Preferred Stock issued on the Effective Date), shall compound at the relevant rate on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on another dividend unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable semi-annually in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date.

(f)           So long as any shares of Series F Preferred Stock remain outstanding, if all dividends payable pursuant to Section 4 on all outstanding shares of the Series F Preferred Stock for any Dividend Period have not been declared and paid, or declared and funds set aside therefor, the Corporation shall not, directly or indirectly, (x) declare or pay dividends with respect to, or make any distributions on, or, directly or indirectly, redeem, purchase or acquire any of its Junior Securities or (y) directly or indirectly, redeem, purchase or acquire any of its Parity Securities, other than, in each case, (i) redemptions, purchases or other acquisitions of Junior Securities or Parity Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment plan, (ii) any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant thereto, (iii) conversions or exchanges of Junior Securities or Parity Securities for Junior Securities or Parity Securities, respectively, and (iv) any purchase of fractional interests in shares of the Corporation’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged.  If dividends payable pursuant to Section 4 for any Dividend Payment Date are not paid in full, or declared and funds set aside therefor on the shares of the Series F Preferred Stock and there are issued and outstanding shares of Parity Securities with the same Dividend Payment Date (or, in the case of Parity Securities having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period applicable to such Dividend Payment Date), then all dividends declared on shares of the Series F Preferred Stock and such Parity Securities on such date or dates, as the case may be, shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full semi-annual dividends per share payable on the shares of the Series F Preferred Stock pursuant to Section 4 and all such Parity Securities otherwise payable on such Dividend Payment Date (or, in the case of Parity Securities having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period applicable to such Dividend Payment Date) (subject to such dividends on such Parity Securities having been declared by the Board of Directors out of legally available funds and including, in the case of any such Parity Securities that bear cumulative dividends, all accrued but unpaid dividends) bear to each other.  However, the foregoing provisions shall not restrict the ability of any Affiliate of the Corporation to engage in any market making transactions in Junior Securities in the ordinary course of business.

(g)           If the Mandatory Conversion Date with respect to any share of Series F Preferred Stock is prior to the Dividend Payment Date applicable to any Dividend Period, the Holder of such share of Series F Preferred Stock will not have the right to receive any dividends on the Series F Preferred Stock with respect to such Dividend Period, provided that this provision shall not affect any rights to receive any accrued but unpaid dividends on the Series F Preferred Stock attributable to any Dividend Period completed prior to the Mandatory Conversion Date.

(h)           The Corporation, in satisfaction of its obligation to issue preferred stock under any provision of this Certificate of Designations to any Holder, may, in order to minimize the number of its authorized and unissued shares of preferred stock used for such purpose, issue depositary shares for such preferred stock, with such depositary shares and underlying preferred stock being in such denominations as the Corporation and such Holder shall mutually agree.

Section 5.  Liquidation.  (a)  In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in an amount equal to the greater of (i) the Liquidation Preference per share of Series F Preferred Stock plus an amount equal to any accrued but unpaid dividends, whether or not declared, thereon to and including the date of such liquidation and (ii) the payment or distribution to which such Holders would have been entitled if the Series F Preferred Stock were converted into Common Stock (assuming receipt of the Stockholder Approvals) immediately before such liquidation, dissolution or winding-up, out of assets legally available for distribution to the Corporation’s stockholders, before any distribution of assets is made to the holders of the Company Common Stock or any other Junior Securities.  After payment of the full amount of such liquidation distribution, the Holders shall not be entitled to any further participation in any distribution of assets by the Corporation.

(b)           In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series F Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c)           The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6.  Maturity.  The Series F Preferred Stock shall be perpetual unless converted in accordance with this Certificate of Designations.

Section 7.  Redemptions.

(a)           Optional Redemption.  The Series F Preferred Stock may not be redeemed by the Corporation prior to December 31, 2015.  After December 31, 2015, the Corporation, at its option, may redeem in whole at any time the shares of Series F Preferred Stock at the time outstanding, upon notice given as provided in Section 7(c) below, at a redemption price per share payable in cash equal to the greater of (i) 150.0% of the sum of (A) the Liquidation Preference, plus (B) all accrued and unpaid dividends, whether or not declared, up to, but excluding, the date fixed for redemption and (ii) 125.0% of (A) the number of shares of Common Stock into which a share of Series F Preferred Stock would be convertible on the Trading Day immediately prior to the date fixed for redemption (assuming receipt of Stockholder Approvals) multiplied by (B) the Closing Price of Common Stock on such Trading Day.  The redemption price for any shares of Series F Preferred Stock shall be payable on the redemption date to the Holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent.  Any declared but unpaid dividends payable on a redemption date that occurs subsequent to a Record Date for a  Dividend Period shall not be paid to the Holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Record Date.

(b)           No Sinking Fund.  The Series F Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions.  Holders of Series F Preferred Stock will have no right to require redemption of any shares of Series F Preferred Stock.

(c)           Notice of Redemption.  Notice of every redemption of shares of Series F Preferred Stock shall be given by first class mail, postage prepaid, addressed to the Holders of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation.  Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption; provided, however, that failure to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series F Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series F Preferred Stock to be so redeemed except as to the Holder to whom the Corporation has failed to give such notice or except as to the Holder to whom notice was defective.  Notwithstanding the foregoing, if the Series F Preferred Stock or any depositary shares representing interests in the Series F Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the Holders of Series F Preferred Stock at such time and in any manner permitted by such facility.  Each such notice given to a Holder shall state:  (1) the redemption date; (2) the number of shares of Series F Preferred Stock to be redeemed; (3) the redemption price (or manner of determination of the redemption price); and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d)           Effectiveness of Redemption.  If notice of redemption has been duly given as provided in Section 7(c) and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date unless the Corporation defaults in the payment of the redemption price, in which case such rights shall continue until the redemption price is paid, dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption, without interest.  Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the Holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.  Shares of outstanding Series F Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Section 8.  Mandatory Conversion.  Effective as of the close of business on the Mandatory Conversion Date with respect to the shares of Series F Preferred Stock of a Holder, all such Holder’s shares of Series F Preferred Stock shall automatically convert into shares of Common Stock as set forth below.  The number of shares of Common Stock into which a share of Series F Preferred Stock shall be convertible shall be determined by dividing (i) the Liquidation Preference by (ii) the Applicable Conversion Price (subject to the conversion procedures of Section 9 hereof); provided, that the Series F Preferred Stock shall not convert into Common Stock unless and until all accrued and unpaid dividends, whether or not declared, with respect to any Dividend Period completed prior to the Mandatory Conversion Date (but not with respect to the Dividend Period in which the Mandatory Conversion Date occurs) have been paid in cash to the Holders.  Upon conversion, Holders shall receive cash in lieu of fractional shares in accordance with Section 13 hereof.

Section 9.  Conversion Procedures.

(a)           At least one Business Day prior to the Mandatory Conversion Date with respect to shares of any Holder, the Corporation shall provide notice of such conversion to such Holder (such notice a “Notice of Mandatory Conversion”).  In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion with respect to such Holder shall state, as appropriate:

(i)           the Mandatory Conversion Date;

(ii)           the Applicable Conversion Price;

(iii)          the number of shares of Common Stock to be issued upon conversion of each share of Series F Preferred Stock held of record by such Holder and subject to such mandatory conversion;

(iv)          if certificates are to be issued, the place or places where certificates for shares of Series F Preferred Stock held of record by such Holder are to be surrendered for issuance of certificates representing shares of Common Stock; and

(v)          the amount of accrued and unpaid dividends  to be paid in cash on each share of Series F Preferred Stock held of record by such Holder prior to such mandatory conversion.

(b)           Effective immediately prior to the close of business on the Mandatory Conversion Date with respect to any shares of Series F Preferred Stock dividends shall no longer be declared on any such shares of Series F Preferred Stock and such shares of Series F Preferred Stock shall cease to be outstanding, in each case, subject to the right of the Holder to receive (i) shares of Common Stock issuable upon such mandatory conversion, (ii) any declared and unpaid dividends on such share to the extent provided in Section 4(g) and (iii) any other payments to which such Holder is otherwise entitled pursuant to Section 5, Section 7, Section 8, Section 11 or Section 13 hereof, as applicable.

(c)           No allowance or adjustment, except pursuant to Section 4 or Section 10, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date with respect to any share of Series F Preferred Stock.  Prior to the close of business on the Mandatory Conversion Date with respect to any share of Series F Preferred Stock, shares of Common Stock issuable upon conversion thereof, or other securities issuable upon conversion of, such share of Series F Preferred Stock shall not be deemed outstanding for any purpose, and the Holder thereof shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding such share of Series F Preferred Stock.

(d)           Shares of Series F Preferred Stock duly converted in accordance with this Certificate of Designations, or otherwise reacquired by the Corporation, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance.  The Corporation may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series F Preferred Stock; provided, however, that the Corporation shall not take any such action if such action would reduce the authorized number of shares of Series F Preferred Stock below the number of shares of Series F Preferred Stock then outstanding.

(e)           The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Series F Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Mandatory Conversion Date with respect thereto.  In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series F Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation.

(f)           On the Mandatory Conversion Date with respect to any share of Series F Preferred Stock, certificates representing shares of Common Stock shall be issued and delivered to the Holder thereof or such Holder’s designee (or, at the Corporation’s option such shares shall be registered in book-entry form) upon presentation and surrender of the certificate evidencing the Series F Preferred Stock to the Corporation and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

Section 10.  Anti-Dilution Adjustments.

(a)           The Conversion Price shall be subject to the following adjustments:

(i)            Stock Dividends and Distributions.  If the Corporation pays dividends or other distributions on the Company Common Stock in shares of Company Common Stock, then the Conversion Price in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction:

OS0
OS1
Where,

OS0 =              the number of shares of Company Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.

OS1 =              the sum of the number of shares of Company Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Company Common Stock constituting such dividend or distribution.

For the purposes of this clause (i), the number of shares of Company Common Stock at the time outstanding shall not include shares acquired by the Corporation.  If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock).

(ii)           Subdivisions, Splits and Combination of the Company Common Stock.  If the Corporation subdivides, splits or combines the shares of Company Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

OS0
OS1

Where,

OS0 =              the number of shares of Company Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 =              the number of shares of Company Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

For the purposes of this clause (ii), the number of shares of Company Common Stock at the time outstanding shall not include shares acquired by the Corporation.  If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Company Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Company Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock).

(iii)          Issuance of Stock Purchase Rights.  If the Corporation issues to all or substantially all holders of the shares of Company Common Stock rights or warrants (other than rights or warrants issued pursuant to a stockholders’ rights plan, a dividend reinvestment plan or share purchase plan or other similar plans, including that certain Tax Benefits Preservation Plan, dated February 22, 2011, as amended, between the Corporation and Illinois Stock Transfer Company) entitling them to subscribe for or purchase the shares of Company Common Stock at less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

OS0 + Y
OS0 + X
Where,

OS0 =              the number of shares of Company Common Stock outstanding immediately prior to the Ex-Date for such distribution.

X =                  the total number of shares of Company Common Stock issuable pursuant to such rights or warrants.

Y =                 the number of shares of Company Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants.

For the purposes of this clause (iii), the number of shares of Company Common Stock at the time outstanding shall not include shares acquired by the Corporation.  The Corporation shall not issue any such rights or warrants in respect of shares of the Company Common Stock acquired by the Corporation.  In the event that such rights or warrants described in this clause (iii) are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Price that would then be in effect if such issuance had not been declared (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock).  To the extent that such rights or warrants are not exercised prior to their expiration or shares of Company Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Company Common Stock actually delivered (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock).  In determining the aggregate offering price payable for such shares of Company Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in a reasonable manner by the Board of Directors).

(iv)         Debt or Asset Distributions.  If the Corporation distributes to all or substantially all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any rights or warrants referred to in clause (iii) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its applicable subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below) (such evidences of indebtedness, shares of capital stock, securities, cash or other assets, the “Distributed Property”), then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 – FMV
SP0
Where,

SP0 =	the Current Market Price per share of Common Stock on such date.

FMV =	the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as determined in good faith by the Board of Directors.

In a “spin-off”, where the Corporation makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Price will be adjusted on the fifteenth Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such fifteenth Trading Day by the following fraction:

MP0
MP0+ MPs
Where,

MP0 =             the average of the Closing Prices of the Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.

MPs =             the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In the event that such distribution described in this clause (iv) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock).

(v)           Cash Distributions.  If the Corporation makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (a) any cash dividend on the Common Stock to the extent a corresponding cash dividend pursuant to Section 4 is paid on the Series F Preferred Stock, (b) any cash that is distributed in a Reorganization Event or as part of a “spin-off” referred to in clause (iv) above, (c) any dividend or distribution in connection with the Corporation’s liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries, then in each event, the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 – DIV
SP0
Where,

SP0 =              the Closing Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date.

DIV =              the amount per share of Common Stock of the cash distribution, as determined pursuant to the introduction to this paragraph (v).

In the event that any distribution described in this clause (v) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Conversion Price which would then be in effect if such distribution had not been declared (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock).

(vi)         Self Tender Offers and Exchange Offers.  If the Corporation or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

OS0 x SP0
AC + (SP0 x OS1)
Where,

SP0 =              the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS0 =              the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1=               the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer, giving effect to consummation of the acquisition of all shares validly tendered or exchanged (and not withdrawn) in connection with such tender or exchange.

AC =               the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors.

In the event that the Corporation, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock).  Except as set forth in the preceding sentence, if the application of this clause (vi) to any tender offer or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer or exchange offer under this clause (vi).

(vii)        Rights Plans.  To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on the Mandatory Conversion Date, upon conversion of any shares of the Series F Preferred Stock, Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to the Mandatory Conversion Date, the rights have separated from the shares of Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Corporation had made a distribution to all holders of the Common Stock as described in clause (iii) above, subject to readjustment in the event of the expiration, termination or redemption of such rights (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock).

(b)           The Corporation may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 10, if the Board of Directors deems it advisable, to avoid or diminish any income tax to holders of the Company Common Stock resulting from any dividend or distribution of shares of Company Common Stock (or issuance of rights or warrants to acquire shares of Company Common Stock) or from any event treated as such for income tax purposes or for any other reason.

(c)           (i) All adjustments to the Conversion Price shall be calculated to the nearest 1/10 of a cent.  No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(ii)           No adjustment to the Conversion Price shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series F Preferred Stock (including without limitation pursuant to Section 4 hereof), without having to convert the Series F Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Series F Preferred Stock may then be converted.

(iii)          The Applicable Conversion Price shall not be adjusted:

(A)           upon the issuance of any shares of Company Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Company Common Stock under any such plan;

(B)           upon the issuance of any shares of Company Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;

(C)           upon the issuance of any shares of Company Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date shares of the Series F Preferred Stock were first issued and not substantially amended thereafter;

(D)           for a change in the par value or no par value of Company Common Stock; or

(E)           for accrued and unpaid dividends on the Series F Preferred Stock.

(d)           Whenever the Conversion Price is to be adjusted in accordance with Section 10(a) or Section 10(b), the Corporation shall:  (i) compute the Conversion Price in accordance with Section 10(a) or Section 10(b), taking into account the $0.01 threshold set forth in Section 10(c) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 10(a) or Section 10(b), taking into account the one percent threshold set forth in Section 10(c) hereof (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 10(a) or Section 10(b) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

Section 11.  Reorganization Events.  (a) In the event that, for so long as any shares of Series F Preferred Stock have not been converted and remain outstanding, there occurs:

(i)           any consolidation, merger or other similar business combination of the Corporation with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(ii)           any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(iii)          any reclassification of the Common Stock into securities including securities other than the Common Stock; or

(iv)         any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition);

(any such event specified in this Section 11(a), a “Reorganization Event”); then each share of such Holder’s Series F Preferred Stock outstanding immediately prior to such Reorganization Event shall remain outstanding but shall automatically convert, effective as of the close of business on the Mandatory Conversion Date with respect to the shares of Series F Preferred Stock of such Holder, into the type and amount of securities, cash and other property receivable in such Reorganization Event by the holder (excluding the counterparty to the Reorganization Event or an Affiliate of such counterparty) of the greater of (i) the number of shares of Common Stock into which one share of Series F Preferred Stock would then be convertible assuming the receipt of the Stockholder Approvals and (ii) the number of shares of Common Stock that, if one share of Series F Preferred Stock were converted into such number of shares, would result in the fair market value of the securities, cash and other property receivable in such Reorganization Event by a Holder of such number of shares equaling the Liquidation Preference plus, in each case of clause (i) and (ii) above, all accrued and unpaid dividends, whether or not declared, up to, but excluding such date (such securities, cash and other property, the “Exchange Property”).  In the event that a Reorganization Event referenced in Section 11(a) involves common stock as all or part of the consideration being offered in a fixed exchange ratio transaction, the fair market value per share of such common stock shall be determined by reference to the average of the closing prices of such common stock for the ten Trading Day period ending immediately prior to the consummation of such Reorganization Event.

(b)           In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Holders shall likewise be allowed to make such an election.

(c)           The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Company Common Stock in any such Reorganization Event.

(d)           The Corporation (or any successor) shall, within seven days of the consummation of any Reorganization Event, provide written notice to the Holders of such consummation of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property.  Failure to deliver such notice shall not affect the operation of this Section 11.

(e)           The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series F Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 11.

Section 12.  Voting Rights.  (a) Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 12.

(b)           So long as any shares of Series F Preferred Stock are outstanding, the vote or consent of the Holders of a majority of the shares of Series F Preferred Stock at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Georgia law;

(i)           any amendment, alteration or repeal (including by means of a merger, consolidation or otherwise) of any provision of the Articles of Incorporation (including this Certificate of Designations) or the Corporation’s bylaws that would alter or change the rights, preferences or privileges of the Series F Preferred Stock so as to affect them adversely; or

(ii)           any amendment or alteration (including by means of a merger, consolidation or otherwise) of the Corporation’s Articles of Incorporation to authorize, or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Corporation’s capital stock ranking equally with or senior to the Series F Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

provided, however, that the creation and issuance, or an increase in the authorized or issued amount, of any series of preferred stock or any securities convertible into preferred stock ranking junior to the Series F Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Corporation’s liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect rights, preferences or privileges of the Series F Preferred Stock and, notwithstanding any provision of Georgia law, Holders will have no right to vote solely by reason of such an increase, creation or issuance.

(c)           Notwithstanding the foregoing, Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series F Preferred Stock shall have been converted into shares of Common Stock.

Section 13.  Fractional Shares.

(a)           No fractional shares of Common Stock will be issued as a result of any conversion of shares of Series F Preferred Stock.

(b)           In lieu of any fractional share of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 8 hereof, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the Mandatory Conversion Date.

(c)           If more than one share of the Series F Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series F Preferred Stock so surrendered.

Section 14.  Reservation of Common Stock.

(a)           Following the receipt of the Stockholder Approvals, the Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Corporation, solely for issuance upon the conversion of shares of Series F Preferred Stock as provided in this Certificate of Designations free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series F Preferred Stock then outstanding.  For purposes of this Section 14(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series F Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b)           Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series F Preferred Stock, as herein provided, shares of Common Stock acquired by the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances.

(c)           All shares of Common Stock delivered upon conversion of the Series F Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances.

(d)           Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series F Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e)           The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on The NASDAQ Global Select Market or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series F Preferred Stock.

Section 15.  Replacement Certificates.

(a)           The Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Corporation.  The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Corporation.

(b)           The Corporation shall not be required to issue any certificates representing the Series F Preferred Stock on or after the Mandatory Conversion Date.  In place of the delivery of a replacement certificate following the Mandatory Conversion Date, the Corporation, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Series F Preferred Stock formerly evidenced by the certificate.

Section 16.  Miscellaneous.

(a)           All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed:  (i) if to the Corporation, to its office at 125 Highway 515 East, Blairsville, Georgia 30512 or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation, or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

(b)           The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series F Preferred Stock or shares of Common Stock or other securities issued on account of Series F Preferred Stock pursuant hereto or certificates representing such shares or securities.  The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series F Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series F Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(c)           All payments on the shares of Series F Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by applicable law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the holders thereof.

(d)           No share of Series F Preferred Stock shall have any rights of preemption whatsoever under this Certificate of Designations as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated issued or granted.

(e)           The shares of Series F Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

(f)           The Corporation covenants (1) not to treat the Series F Preferred Stock as preferred stock for purposes of Section 305 of the Internal Revenue Code of 1986, as amended, except as otherwise required by applicable law.

EXHIBIT B

DESIGNATIONS, POWERS, PREFERENCES,
LIMITATIONS, RESTRICTIONS, AND RELATIVE RIGHTS
OF
 MANDATORILY CONVERTIBLE CUMULATIVE NON-VOTING PERPETUAL
PREFERRED STOCK, SERIES G
 OF
 UNITED COMMUNITY BANKS, INC.

First:  The name of the Corporation is United Community Banks, Inc., a corporation organized and existing under the laws of the State of Georgia (the “Corporation”).

Second:  The Restated Articles of Incorporation of the Corporation, as amended, authorize the issuance of 10,000,000 shares of preferred stock, par value $1.00 per share, of the Corporation (“Preferred Stock”) in one or more series, and authorizes the Board of Directors of the Corporation (the “Board of Directors”) to fix by resolution or resolutions the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of the shares of such series.

Third:  That the following resolution was duly adopted by the Board of Directors as required by O.C.G.A. § 14-2-602 and Article V of the Restated Articles of Incorporation at a meeting duly convened and held on March 14, 2011, at which a quorum was present and acting throughout.

Resolved, that pursuant to the provisions of the Restated Articles of Incorporation of the Corporation, as amended, and applicable law, a series of Preferred Stock, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

RIGHTS AND PREFERENCES

    Section 1.  Designation.  There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series G” (the “Series G Preferred Stock”).  The number of shares constituting such series shall be 151,185.  The par value of the Series G Preferred Stock shall be $1.00 per share, and the liquidation preference shall be $1,000 per share.

   Section 2.  Ranking.  The Series G Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) on a parity with the Corporation’s Series A Non-Cumulative Preferred Stock, the Fixed Rate Cumulative Perpetual Preferred Stock, Series B, the Series C Fixed Rate Cumulative Perpetual Preferred Stock, the Cumulative Perpetual Preferred Stock, Series D, the Junior Participating Preferred Stock, Series E, the Series F Mandatorily Convertible Perpetual Preferred Stock and with each other class or series of equity securities of the Corporation the terms of which do not expressly provide that such class or series will rank senior or junior to the Series G Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Parity Securities”), and (ii) senior to the Corporation’s common stock, par value $1.00 per share (the “Common Stock”), the Corporation’s non-voting common stock, par value $1.00 per share (the “Non-Voting Common Stock” and, together with the Common Stock, the “Company Common Stock”), and each other class or series of capital stock of the Corporation outstanding or established after the Effective Date by the Corporation the terms of which do not expressly provide that it ranks on a parity with or senior to the Series G Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Junior Securities”).  The Corporation has the power to authorize and/or issue additional shares or classes or series of Junior Securities without the consent of the Holders.

Section 3.  Definitions.  The following initially capitalized terms shall have the following meanings, whether used in the singular or the plural:

(a)           “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(b)           “Applicable Conversion Price” means the Conversion Price in effect at any given time.

(c)           “Articles of Incorporation” means the Restated Articles of Incorporation of the Corporation, as amended.

(d)           “As-Converted Dividend” means, with respect to any Dividend Period, the product of (i) the pro forma per share semi-annual Common Stock dividend derived by (A) annualizing the last dividend declared during such Dividend Period on the Common Stock and (B) dividing such annualized dividend by two and (ii) the number of shares of Non-Voting Common Stock into which a share of Series G Preferred Stock would then be convertible (assuming receipt of the Stockholder Approval and, if applicable, the Regulatory Approval); provided, however, that for any Dividend Period with respect to which no dividend on the Common Stock has been declared, the As-Converted Dividend shall be $0.00.

(e)           “BHC Act” means the Bank Holding Company Act of 1956, as amended.

(f)           “BHC Affiliated Person” means, with respect to any Person, its Affiliates which for purposes of this definition include all “affiliates” as defined in the BHC Act or Regulation Y of the Board of Governors of the Federal Reserve.

(g)           “Business Day” means any day that is not Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

(h)           “Certificate of Designations” means the Articles of Amendment to the Articles of Incorporation, dated March 29, 2011.

(i)            “CIBC Act” means the Change in Bank Control Act of 1978, as amended.

(j)            “Closing Price” of the Common Stock (or other relevant capital stock or equity interest) on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock (or other relevant capital stock or equity interest) on The NASDAQ Global Select Market on such date.  If the Common Stock (or other relevant capital stock or equity interest) is not traded on The NASDAQ Global Select Market on any date of determination, the Closing Price of the Common Stock (or other relevant capital stock or equity interest) on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or if the Common Stock (or other relevant capital stock or equity interest) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock (or other relevant capital stock or equity interest) in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization, or, if that bid price is not available, the market price of the Common Stock (or other relevant capital stock or equity interest) on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

For purposes of this Certificate of Designation, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock (or other relevant capital stock or equity interest) on The NASDAQ Global Select Market shall be such closing sale price and last reported sale price as reflected on the website of The NASDAQ Global Select Market (http://www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of The NASDAQ Global Select Market and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of The NASDAQ Global Select Market shall govern.

(k)           “Common Stock” has the meaning set forth in Section 2.

(l)            “Company Common Stock” has the meaning set forth in Section 2.

(m)          “Conversion Price” means $1.90, subject to adjustment as set forth herein.

(n)           “Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(o)           “Distributed Property” has the meaning set forth in Section 10(a)(iv).

(p)           “Dividend” has the meaning set forth in Section 4(b).

(q)           “Dividend Payment Date” has the meaning set forth in Section 4(b).

(r)           “Dividend Period” has the meaning set forth in Section 4(c).

(s)           “Dividend Rate” means, with respect to any Dividend Period, the sum of (a) the greater of (i) LIBOR and (ii) 2.0% plus (b) 15.0%; provided however if such amount is greater than 18.0%, the Dividend Rate shall be 18.0%.

(t)           “Effective Date” means the date on which shares of the Series G Preferred Stock are first issued.

(u)          “Exchange Property” has the meaning set forth in Section 11(a).

(v)           “Ex-Date”, when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(w)          “Holder” means the Person in whose name the shares of the Series G Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of the shares of Series G Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

(x)           “Junior Securities” has the meaning set forth in Section 2.

(y)           “LIBOR” means, with respect to any Dividend Period, the rate for deposits in U.S. dollars for a three-month period that appears on Bloomberg Screen US0003M Index <GO> page (or other applicable page) as of 11:00 a.m. (London time) on the second London Banking Day preceding the first day of that Dividend Period.  If the rate described above does not appear on such Bloomberg Screen page, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Corporation, at approximately 11:00 a.m., London time on the second London Banking Day preceding the first day of that Dividend Period.  The Corporation will request the principal London office of each of such banks to provide a quotation of its rate.  If at least two such quotations are provided, LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations.  If fewer than two quotations are provided, LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York, New York, selected by the Corporation, at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a three-month period and in a principal amount of not less than $1,000,000.  However, if the banks selected by the Corporation to provide quotations are not quoting as described above, LIBOR for that Dividend Period will be the same as LIBOR as determined for the previous Dividend Period, or in the case of the first Dividend Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had the Series G Preferred Stock been outstanding.  The establishment of LIBOR will be final and binding in the absence of manifest error.

(z)           “Liquidation Preference” means, as to the Series G Preferred Stock, $1,000 per share (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series G Preferred Stock).

(aa)         “London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

(bb)        “Mandatory Conversion Date” means, with respect to the shares of Series G Preferred Stock of any Holder, the second Business Day after which the Corporation and/or such Holder, as applicable as to a Holder, has received the Stockholder Approvals (or if a Reorganization Event has theretofore been consummated, the date of consummation of such Reorganization Event) and, if applicable, the Regulatory Approval necessary to permit such Holder to convert such shares of Series G Preferred Stock into authorized Non-Voting Common Stock without such conversion resulting in a Violation or, in the case of the Regulatory Approval, a violation of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, provided, however, that if a Mandatory Conversion Date would otherwise occur on or after an Ex-Date for an issuance or distribution that results in an adjustment of the Conversion Price pursuant to Section 10 and on or before the Record Date for such issuance or distribution, such Mandatory Conversion Date shall instead occur on the first calendar day after the Record Date for such issuance or distribution, and provided, further, that if a Mandatory Conversion Date would otherwise occur but such Holder has not received all accrued and unpaid dividends, whether or not declared, with respect to any Dividend Period completed prior to such Mandatory Conversion Date, such Mandatory Conversion Date shall instead occur on the first calendar day after such Holder has received all such accrued and unpaid dividends.

(cc)         “Non-Voting Common Stock” has the meaning set forth in Section 2.

(dd)        “Notice of Mandatory Conversion” has the meaning set forth in Section 9(a).

(ee)         “Parity Securities” has the meaning set forth in Section 2.

(ff)          “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(gg)        “Record Date” has the meaning set forth in Section 4(d).

(hh)        “Regulatory Approval” means, as to any Holder, to the extent applicable and required to permit such Holder to convert such Holder’s shares of Series G Preferred Stock into Non-Voting Common Stock and to own such Non-Voting Common Stock without such Holder being in violation of applicable law, rule or regulation, the receipt of approvals and authorizations of, filings and registrations with or notifications to any governmental authority, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

(ii)           “Reorganization Event” has the meaning set forth in Section 11(a).

(jj)           “Series G Preferred Stock” has the meaning set forth in Section 1.

(kk)         “Stockholder Approvals” means all stockholder approvals necessary to (1) approve the conversion of the Non-Voting Common Stock into Common Stock for purposes of Rule 5635 of the Nasdaq Stock Market Rules, and (2) approve the amendment to the Articles of Incorporation to (i) authorize a number of shares of Non-Voting Common Stock sufficient to permit the full conversion of the Series G Preferred Stock into Non-Voting Common Stock and the issuance of certain additional shares of Non-Voting Common Stock and (ii) increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the full conversion of the Non-Voting Common Stock.

(ll)           “Trading Day” means a day on which the shares of Common Stock:

(i)           are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii)           have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

(mm)      “Violation” means a violation of the stockholder approval requirements of Rule 5635 of the Nasdaq Stock Market Rules.

(nn)        “Voting Securities” has the meaning set forth in the BHC Act and any rules or regulations promulgated thereunder.

Section 4.  Dividends.  (a)  From and after the Effective Date, the Holders shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available therefor, cumulative dividends of the type and in the amounts determined as set forth in this Section 4, and no more.

(b)          Commencing on the Effective Date, dividends shall accrue and shall be payable semi-annually in arrears on March 30th and September 30th of each year (each, a “Dividend Payment Date”) or, if any such day is not a Business Day, the next Business Day.  Dividends payable pursuant to this Section 4, if, when and as declared by the Board of Directors or a duly authorized committee of the Board of Directors, will be, for each outstanding share of Series G Preferred Stock, payable in cash at an annual rate equal to the Dividend Rate multiplied by the sum of (i) the Liquidation Preference plus (ii) all accrued and unpaid dividends for any prior Dividend Period that are payable on such share of Series G Preferred Stock, payable in cash (such dividend, the “Dividend”); provided that, in the event that the As-Converted Dividend for such Dividend Period is greater than the Dividend, each outstanding share of Series G Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, the As-Converted Dividend rather than the Dividend.

(c)           Dividends payable pursuant to Section 4 will be computed on the basis of a 360-day year of twelve 30-day months and, for any Dividend Period greater or less than a full Dividend Period, will be computed on the basis of the actual number of days elapsed in the period divided by 360.  The period from the Effective Date to but excluding September 30, 2011 and each period from and including a Dividend Payment Date to but excluding the following Dividend Payment Date is herein referred to as a “Dividend Period”.

(d)          Each dividend will be payable to Holders of record as they appear in the records of the Corporation on the applicable record date (each, a “Record Date”), which with respect to dividends payable pursuant to this Section 4, shall be on the fifteenth day of the month immediately prior to the month in which the relevant Dividend Payment Date occurs.

(e)           Dividends on the Series G Preferred Stock are cumulative.  Such dividends shall begin to accrue and be cumulative from the Effective Date (in the case of the shares of Series G Preferred Stock issued on the Effective Date), shall compound at the relevant rate on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on another dividend unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable semi-annually in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date.

(f)           So long as any shares of Series G Preferred Stock remain outstanding, if all dividends payable pursuant to Section 4 on all outstanding shares of the Series G Preferred Stock for any Dividend Period have not been declared and paid, or declared and funds set aside therefor, the Corporation shall not, directly or indirectly, (x) declare or pay dividends with respect to, or make any distributions on, or, directly or indirectly, redeem, purchase or acquire any of its Junior Securities or (y) directly or indirectly, redeem, purchase or acquire any of its Parity Securities, other than, in each case, (i) redemptions, purchases or other acquisitions of Junior Securities or Parity Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment plan, (ii) any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant thereto, (iii) conversions or exchanges of Junior Securities or Parity Securities for Junior Securities or Parity Securities, respectively, and (iv) any purchase of fractional interests in shares of the Corporation’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged.  If dividends payable pursuant to Section 4 for any Dividend Payment Date are not paid in full, or declared and funds set aside therefor on the shares of the Series G Preferred Stock and there are issued and outstanding shares of Parity Securities with the same Dividend Payment Date (or, in the case of Parity Securities having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period applicable to such Dividend Payment Date), then all dividends declared on shares of the Series G Preferred Stock and such Parity Securities on such date or dates, as the case may be, shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full semi-annual dividends per share payable on the shares of the Series G Preferred Stock pursuant to Section 4 and all such Parity Securities otherwise payable on such Dividend Payment Date (or, in the case of Parity Securities having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period applicable to such Dividend Payment Date) (subject to such dividends on such Parity Securities having been declared by the Board of Directors out of legally available funds and including, in the case of any such Parity Securities that bear cumulative dividends, all accrued but unpaid dividends) bear to each other.  However, the foregoing provisions shall not restrict the ability of any Affiliate of the Corporation to engage in any market making transactions in Junior Securities in the ordinary course of business.

(g)          If the Mandatory Conversion Date with respect to any share of Series G Preferred Stock is prior to the Dividend Payment Date applicable to any Dividend Period, the Holder of such share of Series G Preferred Stock will not have the right to receive any dividends on the Series G Preferred Stock with respect to such Dividend Period, provided that this provision shall not affect any rights to receive any accrued but unpaid dividends on the Series G Preferred Stock attributable to any Dividend Period completed prior to the Mandatory Conversion Date.

(h)           The Corporation, in satisfaction of its obligation to issue preferred stock under any provision of this Certificate of Designations to any Holder, may, in order to minimize the number of its authorized and unissued shares of preferred stock used for such purpose, issue depositary shares for such preferred stock, with such depositary shares and underlying preferred stock being in such denominations as the Corporation and such Holder shall mutually agree.

Section 5.  Liquidation.  (a)  In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in an amount equal to the greater of (i) the Liquidation Preference per share of Series G Preferred Stock plus an amount equal to any accrued but unpaid dividends, whether or not declared, thereon to and including the date of such liquidation and (ii) the payment or distribution to which such Holders would have been entitled if the Series G Preferred Stock were converted into Non-Voting Common Stock (assuming receipt of the Stockholder Approvals and, if necessary, Regulatory Approval) immediately before such liquidation, dissolution or winding-up, out of assets legally available for distribution to the Corporation’s stockholders, before any distribution of assets is made to the holders of the Company Common Stock or any other Junior Securities.  After payment of the full amount of such liquidation distribution, the Holders shall not be entitled to any further participation in any distribution of assets by the Corporation.

(b)          In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series G Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c)           The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6.  Maturity.  The Series G Preferred Stock shall be perpetual unless converted in accordance with this Certificate of Designations.

Section 7.  Redemptions.

(a)           Optional Redemption.  The Series G Preferred Stock may not be redeemed by the Corporation prior to December 31, 2015.  After December 31, 2015, the Corporation, at its option, may redeem in whole at any time the shares of Series G Preferred Stock at the time outstanding, upon notice given as provided in Section 7(c) below, at a redemption price per share payable in cash equal to the greater of (i) 150.0% of the sum of (A) the Liquidation Preference, plus (B) all accrued and unpaid dividends, whether or not declared, up to, but excluding, the date fixed for redemption and (ii) 125.0% of (A) the number of shares of Non-Voting Common Stock into which a share of Series G Preferred Stock would be convertible on the Trading Day immediately prior to the date fixed for redemption (assuming receipt of Stockholder Approvals and, if applicable, the Regulatory Approval) multiplied by (B) the Closing Price of Common Stock on such Trading Day.  The redemption price for any shares of Series G Preferred Stock shall be payable on the redemption date to the Holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent.  Any declared but unpaid dividends payable on a redemption date that occurs subsequent to a Record Date for a  Dividend Period shall not be paid to the Holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Record Date.

(b)           No Sinking Fund.  The Series G Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions.  Holders of Series G Preferred Stock will have no right to require redemption of any shares of Series G Preferred Stock.

(c)           Notice of Redemption.  Notice of every redemption of shares of Series G Preferred Stock shall be given by first class mail, postage prepaid, addressed to the Holders of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation.  Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption; provided, however, that failure to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series G Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series G Preferred Stock to be so redeemed except as to the Holder to whom the Corporation has failed to give such notice or except as to the Holder to whom notice was defective.  Notwithstanding the foregoing, if the Series G Preferred Stock or any depositary shares representing interests in the Series G Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the Holders of Series G Preferred Stock at such time and in any manner permitted by such facility.  Each such notice given to a Holder shall state:  (1) the redemption date; (2) the number of shares of Series G Preferred Stock to be redeemed; (3) the redemption price (or manner of determination of the redemption price); and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d)           Effectiveness of Redemption.  If notice of redemption has been duly given as provided in Section 7(c) and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date unless the Corporation defaults in the payment of the redemption price, in which case such rights shall continue until the redemption price is paid, dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption, without interest.  Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the Holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.  Shares of outstanding Series G Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Section 8.  Mandatory Conversion.  Effective as of the close of business on the Mandatory Conversion Date with respect to the shares of Series G Preferred Stock of a Holder, all such Holder’s shares of Series G Preferred Stock shall automatically convert into shares of Non-Voting Common Stock as set forth below.  The number of shares of Non-Voting Common Stock into which a share of Series G Preferred Stock shall be convertible shall be determined by dividing (i) the Liquidation Preference by (ii) the Applicable Conversion Price (subject to the conversion procedures of Section 9 hereof); provided, that the Series G Preferred Stock shall not convert into Non-Voting Common Stock unless and until all accrued and unpaid dividends, whether or not declared, with respect to any Dividend Period completed prior to the Mandatory Conversion Date (but not with respect to the Dividend Period in which the Mandatory Conversion Date occurs) have been paid in cash to the Holders.  Upon conversion, Holders shall receive cash in lieu of fractional shares in accordance with Section 13 hereof.

Section 9.  Conversion Procedures.

(a)           Each Holder shall, promptly upon receipt of each Regulatory Approval applicable to such Holder, if any, provide written notice to the Corporation of such receipt.  At least one Business Day prior to the Mandatory Conversion Date with respect to shares of any Holder, the Corporation shall provide notice of such conversion to such Holder (such notice a “Notice of Mandatory Conversion”).  In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion with respect to such Holder shall state, as appropriate:

(i)            the Mandatory Conversion Date;

(ii)           the Applicable Conversion Price;

(iii)          the number of shares of Non-Voting Common Stock to be issued upon conversion of each share of Series G Preferred Stock held of record by such Holder and subject to such mandatory conversion;

(iv)          if certificates are to be issued, the place or places where certificates for shares of Series G Preferred Stock held of record by such Holder are to be surrendered for issuance of certificates representing shares of Non-Voting Common Stock; and

(v)           the amount of accrued and unpaid dividends  to be paid in cash on each share of Series G Preferred Stock held of record by such Holder prior to such mandatory conversion.

(b)           Effective immediately prior to the close of business on the Mandatory Conversion Date with respect to any shares of Series G Preferred Stock dividends shall no longer be declared on any such shares of Series G Preferred Stock and such shares of Series G Preferred Stock shall cease to be outstanding, in each case, subject to the right of the Holder to receive (i) shares of Non-Voting Common Stock issuable upon such mandatory conversion, (ii) any declared and unpaid dividends on such share to the extent provided in Section 4(g) and (iii) any other payments to which such Holder is otherwise entitled pursuant to Section 5, Section 7, Section 8, Section 11 or Section 13 hereof, as applicable.

(c)           No allowance or adjustment, except pursuant to Section 4 or Section 10, shall be made in respect of dividends payable to holders of the Non-Voting Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date with respect to any share of Series G Preferred Stock.  Prior to the close of business on the Mandatory Conversion Date with respect to any share of Series G Preferred Stock, shares of Non-Voting Common Stock issuable upon conversion thereof, or other securities issuable upon conversion of, such share of Series G Preferred Stock shall not be deemed outstanding for any purpose, and the Holder thereof shall have no rights with respect to the Non-Voting Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Non-Voting Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Non-Voting Common Stock or other securities issuable upon conversion) by virtue of holding such share of Series G Preferred Stock.

(d)           Shares of Series G Preferred Stock duly converted in accordance with this Certificate of Designations, or otherwise reacquired by the Corporation, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance.  The Corporation may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series G Preferred Stock; provided, however, that the Corporation shall not take any such action if such action would reduce the authorized number of shares of Series G Preferred Stock below the number of shares of Series G Preferred Stock then outstanding.

(e)           The Person or Persons entitled to receive the Non-Voting Common Stock and/or cash, securities or other property issuable upon conversion of Series G Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Non-Voting Common Stock and/or securities as of the close of business on the Mandatory Conversion Date with respect thereto.  In the event that a Holder shall not by written notice designate the name in which shares of Non-Voting Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series G Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation.

(f)           On the Mandatory Conversion Date with respect to any share of Series G Preferred Stock, certificates representing shares of Non-Voting Common Stock shall be issued and delivered to the Holder thereof or such Holder’s designee (or, at the Corporation’s option such shares shall be registered in book-entry form) upon presentation and surrender of the certificate evidencing the Series G Preferred Stock to the Corporation and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

Section 10.  Anti-Dilution Adjustments.

(a)          The Conversion Price shall be subject to the following adjustments:

(i)            Stock Dividends and Distributions.  If the Corporation pays dividends or other distributions on the Company Common Stock in shares of Company Common Stock, then the Conversion Price in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction:

OS0
OS1
Where,

OS0 =              the number of shares of Company Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.

OS1 =              the sum of the number of shares of Company Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Company Common Stock constituting such dividend or distribution.

For the purposes of this clause (i), the number of shares of Company Common Stock at the time outstanding shall not include shares acquired by the Corporation.  If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared (but giving effect to any intervening adjustments that may have been made with respect to the Series G Preferred Stock).

(ii)           Subdivisions, Splits and Combination of the Company Common Stock.  If the Corporation subdivides, splits or combines the shares of Company Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

OS0
OS1

Where,

OS0 =                 the number of shares of Company Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 =                 the number of shares of Company Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

For the purposes of this clause (ii), the number of shares of Company Common Stock at the time outstanding shall not include shares acquired by the Corporation.  If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Company Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Company Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced (but giving effect to any intervening adjustments that may have been made with respect to the Series G Preferred Stock).

(iii)          Issuance of Stock Purchase Rights.  If the Corporation issues to all or substantially all holders of the shares of Company Common Stock rights or warrants (other than rights or warrants issued pursuant to a stockholders’ rights plan, a dividend reinvestment plan or share purchase plan or other similar plans, including that certain Tax Benefits Preservation Plan, dated February 22, 2011, between the Corporation and Illinois Stock Transfer Company) entitling them to subscribe for or purchase the shares of Company Common Stock at less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

OS0 + Y
OS0 + X
Where,

OS0 =             the number of shares of Company Common Stock outstanding immediately prior to the Ex-Date for such distribution.

X =                 the total number of shares of Company Common Stock issuable pursuant to such rights or warrants.

Y =                 the number of shares of Company Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants.

For the purposes of this clause (iii), the number of shares of Company Common Stock at the time outstanding shall not include shares acquired by the Corporation.  The Corporation shall not issue any such rights or warrants in respect of shares of the Company Common Stock acquired by the Corporation.  In the event that such rights or warrants described in this clause (iii) are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Price that would then be in effect if such issuance had not been declared (but giving effect to any intervening adjustments that may have been made with respect to the Series G Preferred Stock).  To the extent that such rights or warrants are not exercised prior to their expiration or shares of Company Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Company Common Stock actually delivered (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock).  In determining the aggregate offering price payable for such shares of Company Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in a reasonable manner by the Board of Directors).

(iv)          Debt or Asset Distributions.  If the Corporation distributes to all or substantially all holders of shares of Company Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any rights or warrants referred to in clause (iii) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its applicable subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below) (such evidences of indebtedness, shares of capital stock, securities, cash or other assets, the “Distributed Property”), then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 – FMV
SP0
Where,

SP0 =	the Current Market Price per share of Common Stock on such date.

FMV =	the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as determined in good faith by the Board of Directors.

In a “spin-off”, where the Corporation makes a distribution to all holders of shares of Company Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Price will be adjusted on the fifteenth Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such fifteenth Trading Day by the following fraction:

MP0
MP0+ MPs
Where,

MP0 =                 the average of the Closing Prices of the Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.

MPs =                 the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In the event that such distribution described in this clause (iv) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared (but after giving effect to any intervening adjustments that may have been made with respect to the Series G Preferred Stock).

(v)           Cash Distributions.  If the Corporation makes a distribution consisting exclusively of cash to all holders of the Company Common Stock, excluding (a) any cash dividend on the Company Common Stock to the extent a corresponding cash dividend pursuant to Section 4 is paid on the Series G Preferred Stock, (b) any cash that is distributed in a Reorganization Event or as part of a “spin-off” referred to in clause (iv) above, (c) any dividend or distribution in connection with the Corporation’s liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries, then in each event, the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 – DIV
SP0
Where,

SP0 =                  the Closing Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date.

DIV =                the amount per share of Common Stock of the cash distribution, as determined pursuant to the introduction to this paragraph (v).

In the event that any distribution described in this clause (v) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Conversion Price which would then be in effect if such distribution had not been declared (but giving effect to any intervening adjustments that may have been made with respect to the Series G Preferred Stock).

(vi)          Self Tender Offers and Exchange Offers.  If the Corporation or any of its subsidiaries successfully completes a tender or exchange offer for the Company Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

OS0 x SP0
AC + (SP0 x OS1)
Where,

SP0 =                 the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS0 =                 the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1=                 the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer, giving effect to consummation of the acquisition of all shares validly tendered or exchanged (and not withdrawn) in connection with such tender or exchange.

AC =                 the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors.

In the event that the Corporation, or one of its subsidiaries, is obligated to purchase shares of Company Common Stock pursuant to any such tender offer or exchange offer, but the Corporation, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made (but giving effect to any intervening adjustments that may have been made with respect to the Series G Preferred Stock).  Except as set forth in the preceding sentence, if the application of this clause (vi) to any tender offer or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer or exchange offer under this clause (vi).

(vii)         Rights Plans.  To the extent that the Corporation has a rights plan in effect with respect to the Company Common Stock on the Mandatory Conversion Date, upon conversion of any shares of the Series G Preferred Stock, Holders will receive, in addition to the shares of Non-Voting Common Stock, the rights under the rights plan, unless, prior to the Mandatory Conversion Date, the rights have separated from the shares of Non-Voting Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Corporation had made a distribution to all holders of the Non-Voting Common Stock as described in clause (iii) above, subject to readjustment in the event of the expiration, termination or redemption of such rights (but after giving effect to any intervening adjustments that may have been made with respect to the Series G Preferred Stock).

(b)           The Corporation may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 10, if the Board of Directors deems it advisable, to avoid or diminish any income tax to holders of the Company Common Stock resulting from any dividend or distribution of shares of Company Common Stock (or issuance of rights or warrants to acquire shares of Company Common Stock) or from any event treated as such for income tax purposes or for any other reason.

(c)           (i) All adjustments to the Conversion Price shall be calculated to the nearest 1/10 of a cent.  No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(ii)           No adjustment to the Conversion Price shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series G Preferred Stock (including without limitation pursuant to Section 4 hereof), without having to convert the Series G Preferred Stock, as if they held the full number of shares of Non-Voting Common Stock into which a share of the Series G Preferred Stock may then be converted.

(iii)          The Applicable Conversion Price shall not be adjusted:

(A)           upon the issuance of any shares of Company Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Company Common Stock under any such plan;

(B)           upon the issuance of any shares of Company Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;

(C)           upon the issuance of any shares of Company Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date shares of the Series G Preferred Stock were first issued and not substantially amended thereafter;

(D)           for a change in the par value or no par value of Company Common Stock; or

(E)           for accrued and unpaid dividends on the Series G Preferred Stock.

(d)           Whenever the Conversion Price is to be adjusted in accordance with Section 10(a) or Section 10(b), the Corporation shall:  (i) compute the Conversion Price in accordance with Section 10(a) or Section 10(b), taking into account the $0.01 threshold set forth in Section 10(c) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 10(a) or Section 10(b), taking into account the one percent threshold set forth in Section 10(c) hereof (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 10(a) or Section 10(b) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

Section 11.  Reorganization Events.  (a) In the event that, for so long as any shares of Series F Preferred Stock have not been converted and remain outstanding, there occurs:

(i)           any consolidation, merger or other similar business combination of the Corporation with or into another Person, in each case pursuant to which the Non-Voting Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(ii)           any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation, in each case pursuant to which the Non-Voting Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(iii)          any reclassification of the Non-Voting Common Stock into securities including securities other than the Non-Voting Common Stock; or

(iv)         any statutory exchange of the outstanding shares of Non-Voting Common Stock for securities of another Person (other than in connection with a merger or acquisition);

(any such event specified in this Section 10(a), a “Reorganization Event”); then each share of such Holder’s Series G Preferred Stock outstanding immediately prior to such Reorganization Event shall remain outstanding but shall automatically convert, effective as of the close of business on the Mandatory Conversion Date with respect to the shares of Series G Preferred Stock of such Holder (with the term “Regulatory Approval” applied for such purpose, as applicable, to the surviving entity in such Reorganization Event and its securities included in the Exchange Property (as defined below)), into the type and amount of securities, cash and other property receivable in such Reorganization Event by the holder (excluding the counterparty to the Reorganization Event or an Affiliate of such counterparty) of the greater of (i) the number of shares of Non-Voting Common Stock into which one share of Series G Preferred Stock would then be convertible assuming the receipt of the Stockholder Approvals and the Regulatory Approval and (ii) the number of shares of Non-Voting Common Stock that, if one share of Series G Preferred Stock were converted into such number of shares, would result in the fair market value of the securities, cash and other property receivable in such Reorganization Event by a Holder of such number of shares equaling the Liquidation Preference plus, in each case of clause (i) and (ii) above, all accrued and unpaid dividends, whether or not declared, up to, but excluding such date (such securities, cash and other property, the “Exchange Property”).  In the event that a Reorganization Event referenced in Section 11(a) involves common stock as all or part of the consideration being offered in a fixed exchange ratio transaction, the fair market value per share of such common stock shall be determined by reference to the average of the closing prices of such common stock for the ten Trading Day period ending immediately prior to the consummation of such Reorganization Event.

(b)           In the event that holders of the shares of Non-Voting Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Holders shall likewise be allowed to make such an election.

(c)           The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Company Common Stock in any such Reorganization Event.

(d)           The Corporation (or any successor) shall, within seven days of the consummation of any Reorganization Event, provide written notice to the Holders of such consummation of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property.  Failure to deliver such notice shall not affect the operation of this Section 11.

(e)           The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series G Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 11.

Section 12.  Voting Rights.  (a) Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 12.

(b)           So long as any shares of Series G Preferred Stock are outstanding, the vote or consent of the Holders of a majority of the shares of Series G Preferred Stock at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Georgia law;

(i)           any amendment, alteration or repeal (including by means of a merger, consolidation or otherwise) of any provision of the Articles of Incorporation (including this Certificate of Designations) or the Corporation’s bylaws that would alter or change the rights, preferences or privileges of the Series G Preferred Stock so as to affect them adversely; or

(ii)           any amendment or alteration (including by means of a merger, consolidation or otherwise) of the Corporation’s Articles of Incorporation to authorize, or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Corporation’s capital stock ranking equally with or senior to the Series G Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

provided, however, that the creation and issuance, or an increase in the authorized or issued amount, of any series of preferred stock or any securities convertible into preferred stock ranking junior to the Series G Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Corporation’s liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect rights, preferences or privileges of the Series G Preferred Stock and, notwithstanding any provision of Georgia law, Holders will have no right to vote solely by reason of such an increase, creation or issuance.

(c)           Notwithstanding the foregoing, Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series G Preferred Stock shall have been converted into shares of Non-Voting Common Stock.

Section 13.  Fractional Shares.

(a)           No fractional shares of Non-Voting Common Stock will be issued as a result of any conversion of shares of Series G Preferred Stock.

(b)           In lieu of any fractional share of Non-Voting Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 8 hereof, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the Mandatory Conversion Date.

(c)           If more than one share of the Series G Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Non-Voting Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series G Preferred Stock so surrendered.

Section 14.  Reservation of Non-Voting Common Stock.

(a)           Following the receipt of the Stockholder Approvals, the Corporation shall at all times reserve and keep available out of its authorized and unissued Non-Voting Common Stock or shares acquired by the Corporation, solely for issuance upon the conversion of shares of Series G Preferred Stock as provided in this Certificate of Designations free from any preemptive or other similar rights, such number of shares of Non-Voting Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series G Preferred Stock then outstanding.  For purposes of this Section 14(a), the number of shares of Non-Voting Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series G Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder. Following the receipt of the Stockholder Approvals, the Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Corporation, solely for issuance upon the conversion of shares of Non-Voting Common Stock issued upon conversion of the Series G Preferred Stock free from any preemptive or other similar rights, the same number of shares of Common Stock as the number of shares of Non-Voting Common Stock reserved pursuant to the first sentence of this Section 14(a).

(b)           Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series G Preferred Stock, as herein provided, shares of Non-Voting Common Stock acquired by the Corporation (in lieu of the issuance of authorized and unissued shares of Non-Voting Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances.

(c)           All shares of Non-Voting Common Stock delivered upon conversion of the Series G Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances.

(d)           Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series G Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e)           The Corporation hereby covenants and agrees that, if at any time the Non-Voting Common Stock shall be listed on The NASDAQ Global Select Market or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Non-Voting Common Stock shall be so listed on such exchange or automated quotation system, all the Non-Voting Common Stock issuable upon conversion of the Series G Preferred Stock.

Section 15.  Replacement Certificates.

(a)           The Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Corporation.  The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Corporation.

(b)           The Corporation shall not be required to issue any certificates representing the Series G Preferred Stock on or after the Mandatory Conversion Date.  In place of the delivery of a replacement certificate following the Mandatory Conversion Date, the Corporation, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Non-Voting Common Stock pursuant to the terms of the Series G Preferred Stock formerly evidenced by the certificate.

Section 16.  Miscellaneous.

(a)           All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed:  (i) if to the Corporation, to its office at 125 Highway 515 East, Blairsville, Georgia 30512 or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation, or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

(b)           The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series G Preferred Stock or shares of Non-Voting Common Stock or other securities issued on account of Series G Preferred Stock pursuant hereto or certificates representing such shares or securities.  The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series G Preferred Stock or Non-Voting Common Stock or other securities in a name other than that in which the shares of Series G Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(c)           All payments on the shares of Series G Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by applicable law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the holders thereof.

(d)           No share of Series G Preferred Stock shall have any rights of preemption whatsoever under this Certificate of Designations as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated issued or granted.

(e)           The shares of Series G Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

(f)           The Corporation covenants (1) not to treat the Series G Preferred Stock as preferred stock for purposes of Section 305 of the Internal Revenue Code of 1986, as amended, except as otherwise required by applicable law.